Exhibit 99.1
PRESS RELEASE

Contact:	Jeff Kip Senior Vice President, Chief Financial Officer (314-633-7289)
Panera Bread Reports First Quarter Revenues Increased 24%
and Updates First Quarter Earnings Target
St. Louis, MO, April 4, 2007 — Panera Bread Company (Nasdaq: PNRA) today reported that revenue increased 24% to $240 million for the first quarter ended March 27, 2007 from $194 million in the first quarter of 2006. Bakery-cafe sales accounted for $197 million of consolidated revenues while franchise royalties and fees and fresh dough sales to franchisees accounted for $43 million of consolidated revenues for the first quarter of 2007.
System-wide comparable bakery-cafe sales decreased 0.2% for the four weeks ended March 27, 2007. The breakdown between Company-owned and franchise-operated bakery-cafes is as follows for the periods indicated:

	For the 4 weeks ended	For the 13 weeks ended
	March 27, 2007	March 27, 2007
Company-owned	-1.0%	-0.6%
Franchise-operated	0.2%	0.2%
Total System	-0.2%	0.0%
Company-owned comparable bakery-cafe sales percentages are based on sales from bakery-cafes that have been in operation and Company-owned for at least 18 months. Franchise-operated comparable bakery-cafe sales percentages are based on sales from franchised bakery-cafes that have been in operation for at least 18 months. Both Company-owned and franchise-operated comparable bakery-cafe sales exclude closed locations. Supplemental sales and bakery-cafe information is included in Schedule I.
During the first quarter of 2007, 31 new bakery-cafes were opened (14 Company-owned and 17 franchise-operated), 4 bakery-cafes were acquired by the Company from a franchisee, and one Company-owned bakery-cafe was closed. Additionally, on February 1, 2007, the Company purchased 51% of the outstanding stock of Paradise Bakery and Café, resulting in the acquisition of 23 Company-owned locations including 22 bakery-cafes and one commissary, and 23 franchise-operated locations including 22 bakery-cafes and one commissary.
Additionally, the Company today expects its first quarter earnings per diluted share target to be at or modestly below the previous target of $0.47 to $0.50 per share as a result of comparable bakery-cafe sales at the low-end of its original range and the impact on margins by extreme weather. The Company estimates that its comparable bakery-cafe sales in the first quarter were lower than expected by approximately 1.0% due to extreme weather experienced in its core markets. Comparable bakery-cafe sales which are lower as a result of weather have a significantly higher impact on earnings given the inability to rapidly reduce food and labor in the face of inclement weather.
The Company plans to report first quarter 2007 earnings after the market close on Tuesday, April 24, 2007. The Company will discuss first quarter results in a call that will be broadcast on the Internet at 8:30 A.M. Eastern Daylight Time on Wednesday, April 25, 2007. Go to http://www.panerabread.com/investor to access the call or view the release (when issued). Access to the call and the release will be archived for one year.
Also, the Company will hold its 2007 Annual Meeting of Stockholders at 10:30 A.M., Central Daylight Time, on Thursday, May 24, 2007 at the Crowne Plaza Hotel, Crystal Ballroom, at 7750 Carondelet Avenue, Clayton, Missouri 63105.
Included above are franchise-operated and system-wide comparable bakery-cafe sales percentages. System-wide sales is a non-GAAP financial measure which includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu free of man-made trans fat, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 26, 2006 and its quarterly reports on Form 10-Q.

PANERA BREAD COMPANY
Schedule I — Supplemental Sales and Bakery-Cafe Information

	Historical System-Wide AWS
	2006	2005	2004	2003	2002	2001
AWS	$39,150	$38,318	$36,008	$35,617	$35,388	$33,608

	2007 System-Wide AWS By Year Opened
			2005 Opens
	2007 Opens	2006 Opens	& Prior	Total
Bakery-Cafes	32	161	908	1,101
Q1 07	$37,213	$33,265	$39,284	$38,359
Q2 07
Q3 07
Q4 07
2007 YTD	$37,213	$33,265	$39,284	$38,359

		Year-Over-Year Change in System-Wide AWS and Comp Sales
			2005 Opens
	2007 Opens	2006 Opens (a)	& Prior	AWS Total	Comp Sales Total
Q1 07	N/A	-25.9%	-0.5%	-2.9%	0.0%
Q2 07	N/A
Q3 07	N/A
Q4 07	N/A
2007 YTD	N/A	-25.9%	-0.5%	-2.9%	0.0%

(a)	Change in system-wide AWS in 2007 from 2006 compares 161 bakery-cafes in 2007 against 22 bakery-cafes at the end of the first quarter of 2006.

	2007 Sales Metrics for Company-Owned Bakery-Cafes
				Year-Over-Year Change
	Bakery-Cafe Sales	Operating
	($ in 000's)	Weeks	AWS	AWS	Comp Sales
Q1 07	$197,118	5,351	$36,839	-3.2%	-0.6%
Q2 07
Q3 07
Q4 07
2007 YTD	$197,118	5,351	$36,839	-3.2%	-0.6%

	2007 Sales Metrics for Franchise-Operated Bakery-Cafes
				Year-Over-Year Change
	Bakery-Cafe Sales	Operating
	($ in 000's)	Weeks	AWS	AWS	Comp Sales
Q1 07	$334,942	8,520	$39,313	-2.5%	0.2%
Q2 07
Q3 07
Q4 07
2007 YTD	$334,942	8,520	$39,313	-2.5%	0.2%

	Bakery-Cafe Openings
	Company	Franchise	Total		Company	Franchise	Total
Q1 07	14	17	31	Q1 06	9	13	22
Q2 07				Q2 06	18	25	43
Q3 07				Q3 06	17	21	38
Q4 07				Q4 06	26	26	52
2007 YTD	14	17	31	2006 YTD	70	85	155
Note: Bakery-cafe sales, operating weeks, AWS and bakery-cafe openings metrics include activity for Paradise Bakery & Café prospectively from the acquisition date of February 1, 2007. The 31 Q1 2007 bakery-cafe openings do not include one Paradise franchise-operated bakery-cafe which opened in January 2007.
AWS — average weekly sales for the time periods indicated.
Comp Sales — comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months.